Exhibit 99.1

FOR IMMEDIATE RELEASE                       Contact: Claire M. Chadwick, CFO

                                                     973-669-7366, ext. 267

                    PENNFED FINANCIAL SERVICES, INC. REPORTS
                    ----------------------------------------
                             THIRD QUARTER EARNINGS
                             ----------------------

     WEST ORANGE, NJ, April 30, 2003 - PennFed Financial Services, Inc. (NASDQ:PFSB), the $1.8 billion holding company for New Jersey-based Penn Federal Savings Bank, reported earnings of 48 cents per diluted share for the third fiscal quarter ended March 31, 2003 compared to 47 cents per diluted share for the comparable prior year quarter.

     For the nine months ended March 31, 2003, PennFed reported earnings of $1.49 per diluted share, compared to $1.38 per share for the comparable nine month period of fiscal 2002. Return on equity for the current nine months was 12.51%.

     Total assets at March 31, 2003 of $1.829 billion were down slightly from $1.892 billion at June 30, 2002. For the current nine months, one- to four-family mortgage loan production was strong at $416 million. The balance in this portfolio declined during the period due to the sale of $108 million of conforming, fixed rate, one- to four-family mortgage loans into the secondary market as well as the effects of accelerated prepayments on loans.

     "As with others in the thrift industry, PennFed has been affected by the lower market rates and the effects of prepayments. The Company has experienced a decline in the one- to four-family mortgage loan portfolio as well as net interest margin compression," stated President and Chief Executive Officer Joseph L. LaMonica.

     In light of the current low interest rate environment, the Company continues to sell its conforming, fixed rate one- to four-family loan production as a means of managing interest


                                     -more-

PennFed 3Q-2003
Page 2

rate risk and long-term profitability. For the nine months ended March 31, 2003, as part of its mortgage banking activities, PennFed sold approximately $108 million of conforming, fixed rate one- to four-family production, recording $909,000 of gains.

     Additionally, during the current quarter, the Company recognized a $200,000 gain on a commitment to sell approximately $6.2 million of one- to four-family loans to a financial institution.

     Since June 30, 2002, the Company's commercial and multi-family real estate loan portfolio grew 13%, despite accelerated prepayments.

     At March 31, 2003, total deposits showed a decline from the June 30, 2002 balances, primarily reflecting the Company's reduced reliance on certificates of deposit. While certificates of deposit have decreased $107 million since June 30, 2002, lower costing core deposits, which include checking, money market and savings accounts, have increased $39 million, or 8.1%, since June 30, 2002.

     For the current year periods, continued growth in service charges and other non-interest income can be attributed to loan activity and core deposit activity, as well as earnings from the Investment Services at Penn Federal program. Service charges and other non-interest income totaled $1.3 million and $3.6 million for the current three and nine months ended March 31, 2003, respectively, compared to $765,000 and $2.2 million, respectively, for the comparable prior year periods.

     The Company's commitment to strong asset quality continues to be evident as PennFed's non-performing assets totaled only $1.8 million, or just 0.10% of total assets at March 31, 2003.

     The Company's non-interest expense ratio was 1.55% for the three months ended March 31, 2003. Occupancy expenses for the quarter ended March 2003 include increased expenses attributable to harsh winter weather.

                                     -more-

PennFed 3Q-2003
Page 3

     PennFed continues to employ stock repurchases as a means of utilizing capital. During the quarter, the Company repurchased 200,000 shares for a total cost of $5.4 million.

     PennFed stockholders of record as of May 9, 2003 will be paid a cash dividend of $0.10 per share on May 23, 2003. The Company's dividend policy will continue to be reviewed on a regular basis.

     The Company intends to announce shortly the redemption of the $34.5 million of 8.90% trust preferred securities issued by PennFed Capital Trust I. The redemption is expected to occur during the June 2003 quarter. The redemption is expected to be funded by new financing at a significantly lower rate of interest. As a result of the redemption, the Company expects to recognize a non-recurring expense of approximately $1.5 million, or $0.13 per share, associated with the unamortized issuance costs related to the trust preferred securities. The Company anticipates that this additional expense would be largely offset in the next fiscal year by the savings realized due to the reduced interest costs on the borrowing.

     Penn Federal Savings Bank, headquartered in New Jersey, maintains 21 branch offices in Bayville, Brick, Caldwell, East Newark, Fairfield, Farmingdale, Harrison, Livingston, Marlboro, Montclair (2), Newark (3), Old Bridge, Roseland, Sayreville, Toms River, Upper Montclair, Verona and West Orange. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

     This release contains forward-looking statements that are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties, including, among other things, changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates and demand for loans in the Company's market area, the relationship of short-term interest rates to long-term interest rates, competition and terrorist acts that could cause actual results to differ materially from historical earnings and

                                     -more-

PennFed 3Q-2003
Page 4

those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above, as well as other factors, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

                                       ###

                           NOTE: SEE FINANCIAL TABLES


                        PennFed Financial Services, Inc.
                 (Holding Company for Penn Federal Savings Bank)
                   Selected Consolidated Financial Information
                (dollars in thousands, except per share amounts)

                                                                 March 31,    December 31,      June 30,         March 31,
                                                                   2003           2002            2002             2002
                                                               -----------     -----------     -----------     -----------

Selected Financial Condition Data:
     Cash and cash equivalents                                 $    90,714     $    60,470     $    37,189     $    33,948
     Investments, net and FHLB stock                               286,057         229,502         209,441         204,481
     Mortgage-backed securities, net                               106,017         130,140         169,689         183,900
     Loans held for sale                                            14,443           9,660           1,592               0
     Loans receivable:
          One- to four-family mortgage loans                     1,021,697       1,097,251       1,170,553       1,124,965
          Commercial and multi-family real estate loans            162,911         159,445         144,585         133,504
          Consumer loans                                           110,014         113,343         120,866         119,482
          Allowance for loan losses                                 (6,314)         (6,226)         (5,821)         (5,440)
          Other, net                                                 6,887           7,671           9,485           9,200
                                                               -----------     -----------     -----------     -----------
     Loans receivable, net                                       1,295,195       1,371,484       1,439,668       1,381,711

     Goodwill and other intangible assets                            3,636           4,100           5,043           5,521
     Other assets                                                   32,841          32,541          29,805          33,726
                                                               -----------     -----------     -----------     -----------
     Total assets                                              $ 1,828,903     $ 1,837,897     $ 1,892,427     $ 1,843,287
                                                               ===========     ===========     ===========     ===========

     Deposits:
          Checking and money market                            $   172,340     $   174,945     $   168,994     $   156,118
          Savings                                                  347,204         340,278         311,740         239,132
          Certificates of deposit and accrued interest             586,492         611,209         693,773         739,976
                                                               -----------     -----------     -----------     -----------
     Total deposits                                              1,106,036       1,126,432       1,174,507       1,135,226

     FHLB advances                                                 504,465         504,465         504,465         484,465
     Other borrowings                                               26,456          24,651          23,314          41,430
     Other liabilities                                              28,994          17,773          26,843          21,155
     Preferred securities of Trust, net                             44,594          44,574          44,537          44,518
     Stockholders' equity                                          118,358 (a)     120,002         118,761         116,493
                                                               -----------     -----------     -----------     -----------
     Total liabilities and stockholders' equity                $ 1,828,903     $ 1,837,897     $ 1,892,427     $ 1,843,287
                                                               ===========     ===========     ===========     ===========

     Book value per share  (b)                                 $     17.36     $     17.27     $     16.73     $     16.34
     Tangible book value per share  (b)                        $     16.82     $     16.68     $     16.02     $     15.57

     Equity to assets                                                 6.47%           6.53%           6.28%           6.32%
     Tangible equity to tangible assets                               6.29%           6.32%           6.03%           6.04%

Asset Quality Data:
     Non-performing loans                                      $     1,752     $     1,678     $     3,275     $     2,639
     Real estate owned, net                                             28              28              28             191
                                                               -----------     -----------     -----------     -----------
     Total non-performing assets                               $     1,780     $     1,706     $     3,303     $     2,830
                                                               ===========     ===========     ===========     ===========

     Non-performing loans to total loans                              0.13%           0.12%           0.23%           0.19%
     Non-performing assets to total assets                            0.10%           0.09%           0.17%           0.15%
     Allowance for loan losses to non-performing loans              360.39%         371.04%         177.74%         206.14%
     Allowance for loan losses to total gross loans                   0.48%           0.45%           0.40%           0.39%

Regulatory Capital Ratios (of the Bank):
     Tangible capital ratio (requirement - 1.50%)                     8.94%           8.86%           8.37%           8.41%
     Core capital ratio (requirement - 4.00%)                         8.94%           8.86%           8.37%           8.41%
     Risk-based capital ratio (requirement - 8.00%)                  17.29%          16.83%          15.93%          16.06%

(a)  Common shares outstanding as of March 31, 2003 totaled 6,978,668 shares.
(b) In accordance with SOP 93-6, the calculation of book value per share only includes ESOP shares to the extent that they are released or committed to be released during the fiscal year. Based upon the inclusion of all shares issued to the ESOP, at March 31, 2003 book value per share and tangible book value per share would be $16.96 and $16.44, respectively.

                        PennFed Financial Services, Inc.
                 (Holding Company for Penn Federal Savings Bank)
                   Selected Consolidated Financial Information
                (dollars in thousands, except per share amounts)

                                                        For the three months ended         For the nine months ended
                                                                 March 31,                          March 31,
                                                      -------------------------------     ----------------------------
                                                          2003              2002              2003             2002
                                                      --------------    -------------     -----------      -----------
Selected Operating Data:
Interest and dividend income                           $    25,576      $    28,992       $    81,938      $    91,256
Interest expense                                            14,787           17,145            48,408           55,524
                                                       -----------      -----------       -----------      -----------
     Net interest and dividend income                       10,789           11,847            33,530           35,732
Provision for loan losses                                      100              300               525            1,225
                                                       -----------      -----------       -----------      -----------
Net interest and dividend income
     after provision for loan losses                        10,689           11,547            33,005           34,507
Non-interest income:
     Service charges                                         1,294              765             3,647            2,174
     Net gain (loss) from real estate operations                 1              (12)                3              (58)
     Net gain on sales of loans                                498               22             1,292              109
     Other                                                     220              273               712              677
                                                       -----------      -----------       -----------      -----------
     Total non-interest income                               2,013            1,048             5,654            2,902
Non-interest expenses:
     Compensation & employee benefits                        3,358            3,209            10,152            9,624
     Net occupancy expense                                     498              409             1,308            1,203
     Equipment                                                 544              617             1,571            1,649
     Advertising                                                36              121               154              361
     Amortization of intangibles                               465              483             1,407            1,462
     Federal deposit insurance premium                          49               52               147              154
     Preferred securities expense                            1,092            1,092             3,276            3,276
     Other                                                     982            1,044             2,938            3,072
                                                       -----------      -----------       -----------      -----------
     Total non-interest expenses                             7,024            7,027            20,953           20,801
                                                       -----------      -----------       -----------      -----------
Income before income taxes                                   5,678            5,568            17,706           16,608
Income tax expense                                           2,106            1,964             6,486            5,880
                                                       -----------      -----------       -----------      -----------
Net income                                             $     3,572      $     3,604       $    11,220      $    10,728
                                                       ===========      ===========       ===========      ===========

Weighted avg. no. of diluted common shares (c)           7,464,791        7,702,997         7,546,527        7,790,381
Diluted earnings per common share (c)                  $      0.48      $      0.47       $      1.49      $      1.38
Diluted cash earnings per common share (c) (d)         $      0.65      $      0.62       $      1.98      $      1.79

Return on average common equity                              11.89%           12.46%            12.51%           12.42%

Return on average assets                                      0.79%            0.79%             0.81%            0.77%

Average earning assets                                 $ 1,754,724      $ 1,775,002       $ 1,789,428      $ 1,801,368


Yield on average interest-earning assets                      5.85%            6.55%             6.10%            6.75%
Cost of average interest-bearing liabilities                  3.64%            4.20%             3.84%            4.41%
                                                       -----------      -----------       -----------      -----------
Net interest rate spread                                      2.21%            2.35%             2.26%            2.34%
                                                       ===========      ===========       ===========      ===========

Net interest margin                                           2.45%            2.65%             2.51%            2.66%

Non-interest exp. as a % of avg. assets                       1.55%            1.54%             1.51%            1.50%
Efficiency ratio                                             51.24% (e)       50.70% (e)        49.89% (e)       49.98% (e)

Loan originations and purchases:
     One- to four-family mortgage loans                $   154,118      $   139,413       $   416,134      $   396,786
     Commercial and multi-family real estate loans           9,196           19,782            38,010           47,068
     Consumer loans                                         19,939           27,712            56,933           65,736
                                                       -----------      -----------       -----------      -----------
     Total loan originations and purchases             $   183,253      $   186,907       $   511,077      $   509,590
                                                       ===========      ===========       ===========      ===========

(c) In accordance with SOP 93-6, the calculation of EPS only includes ESOP shares to the extent that they are released or committed to be released during the fiscal year.
(d) Cash earnings are reported earnings excluding the non-cash expenses associated with the amortization of intangibles and employee stock plans.
(e) The efficiency ratio includes the benefit from the net gain on sales of loans. Excluding the net gain on sales of loans, the efficiency ratio would have been 53.31%, 50.79%, 51.59% and 50.12%, respectively.



                        PennFed Financial Services, Inc.
                 (Holding Company for Penn Federal Savings Bank)
                   Selected Consolidated Financial Information
                (dollars in thousands, except per share amounts)

                                                                                For the three months ended
                                                     ---------------------------------------------------------------------------
                                                      Mar. 31,        Dec. 31,        Sep. 30,        Jun. 30,        Mar. 31,
                                                        2003            2002            2002            2002            2002
                                                     -----------     -----------     -----------     -----------     -----------
Selected Operating Data:
   Interest and dividend income                      $    25,576     $    27,361     $    29,001     $    30,083     $    28,992
   Interest expense                                       14,787          16,410          17,211          17,338          17,145
                                                     -----------     -----------     -----------     -----------     -----------
        Net interest and dividend income                  10,789          10,951          11,790          12,745          11,847
   Provision for loan losses                                 100             200             225             400             300
                                                     -----------     -----------     -----------     -----------     -----------
   Net interest and dividend income
        after provision for loan losses                   10,689          10,751          11,565          12,345          11,547
   Non-interest income:
        Service charges                                    1,294           1,230           1,123             787             765
        Net gain (loss) from real estate operations            1               0               2             145             (12)
        Net gain on sales of loans                           498             563             231              85              22
        Other                                                220             266             226             298             273
                                                     -----------     -----------     -----------     -----------     -----------
        Total non-interest income                          2,013           2,059           1,582           1,315           1,048
   Non-interest expenses:
        Compensation & employee benefits                   3,358           3,313           3,481           3,579           3,209
        Net occupancy expense                                498             407             403             400             409
        Equipment                                            544             510             517             669             617
        Advertising                                           36              31              87             123             121
        Amortization of intangibles                          465             468             474             478             483
        Federal deposit insurance premium                     49              50              48              49              52
        Preferred securities expense                       1,092           1,092           1,092           1,092           1,092
        Other                                                982             941           1,015           1,259           1,044
                                                     -----------     -----------     -----------     -----------     -----------
        Total non-interest expenses                        7,024           6,812           7,117           7,649           7,027
                                                     -----------     -----------     -----------     -----------     -----------
   Income before income taxes                              5,678           5,998           6,030           6,011           5,568
   Income tax expense                                      2,106           2,174           2,206           2,156           1,964
                                                     -----------     -----------     -----------     -----------     -----------
   Net income                                        $     3,572     $     3,824     $     3,824     $     3,855     $     3,604
                                                     ===========     ===========     ===========     ===========     ===========

   Weighted avg. no. of diluted common shares (f)      7,464,791       7,526,698       7,655,481       7,690,323       7,702,997
   Diluted earnings per common share (f)             $      0.48     $      0.51     $      0.50     $      0.50     $      0.47
   Diluted cash earnings per common share (f) (g)    $      0.65     $      0.67     $      0.66     $      0.66     $      0.62

   Return on average common equity                         11.89%          12.84%          12.81%          13.09%          12.46%

   Return on average assets                                 0.79%           0.82%           0.81%           0.83%           0.79%

   Average earning assets                            $ 1,754,724     $ 1,791,775     $ 1,821,783     $ 1,818,033     $ 1,775,002


   Yield on average interest-earning assets                 5.85%           6.08%           6.34%           6.62%           6.55%
   Cost of average interest-bearing liabilities             3.64%           3.86%           4.01%           4.10%           4.20%
                                                     -----------     -----------     -----------     -----------     -----------
   Net interest rate spread                                 2.21%           2.22%           2.33%           2.52%           2.35%
                                                     ===========     ===========     ===========     ===========     ===========

   Net interest margin                                      2.45%           2.47%           2.62%           2.81%           2.65%

   Non-interest exp. as a % of avg. assets                  1.55%           1.46%           1.51%           1.64%           1.54%
   Efficiency ratio                                        51.24%(h)       48.76%(h)       49.69%(h)       51.53%(h)       50.70%(h)

   Loan originations and purchases:
        One- to four-family mortgage loans           $   154,118     $   172,637     $    89,379     $   132,525     $   139,413
        Commercial and multi-family real estate
          loans                                            9,196           8,986          19,828          17,063          19,782
        Consumer loans                                    19,939          18,807          18,187          20,634          27,712
                                                     -----------     -----------     -----------     -----------     -----------
        Total loan originations and purchases        $   183,253     $   200,430     $   127,394     $   170,222     $   186,907
                                                     ===========     ===========     ===========     ===========     ===========

(f) In accordance with SOP 93-6, the calculation of EPS only includes ESOP shares to the extent that they are released or committed to be released during the fiscal year.
(g) Cash earnings are reported earnings excluding the non-cash expenses associated with the amortization of intangibles and employee stock plans. See attached for additional information.
(h) The efficiency ratio includes the benefit from the net gain on sales of loans. Excluding the net gain on sales of loans, the efficiency ratio would have been 53.31%, 50.97%, 50.56%, 51.85% and 50.79%, respectively.


                        PennFed Financial Services, Inc.
                 (Holding Company for Penn Federal Savings Bank)
                   Selected Consolidated Financial Information
                (dollars in thousands, except per share amounts)

                                                                                   For the three months ended
                                                          ----------------------------------------------------------------------
                                                           Mar. 31,       Dec. 31,       Sep. 30,       Jun. 30,       Mar. 31,
                                                             2003           2002           2002           2002           2002
                                                          ----------     ----------     ----------     ----------     ----------
   Reported net income                                    $    3,572     $    3,824     $    3,824     $    3,855     $    3,604

   Non-cash charges:
            Amortization of intangibles                          465            468            474            478            483
            ESOP expense                                         784            764            764            711            654
                                                          ----------     ----------     ----------     ----------     ----------
            Total non-cash charges                             1,249          1,232          1,238          1,189          1,137

                                                          ----------     ----------     ----------     ----------     ----------
   "Cash" net income                                      $    4,821     $    5,056     $    5,062     $    5,044     $    4,741
                                                          ==========     ==========     ==========     ==========     ==========

   Weighted avg. no. of diluted common shares (i)          7,464,791      7,526,698      7,655,481      7,690,323      7,702,997
   Diluted cash earnings per common share (i) (j)         $     0.65     $     0.67     $     0.66     $     0.66     $     0.62


(i) In accordance with SOP 93-6, the calculation of EPS only includes ESOP shares to the extent that they are released or committed to be released during the fiscal year.
(j) Cash earnings are not consistent with generally accepted accounting principles. Cash earnings are reported earnings excluding the non-cash expenses associated with the amortization of intangibles and employee stock plans.